EXHIBIT 10.22






                               GENERAL MILLS, INC.


                        1998 SENIOR MANAGEMENT STOCK PLAN
















                         As Amended Through July 1, 2000

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                               GENERAL MILLS, INC.

                        1998 SENIOR MANAGEMENT STOCK PLAN


1.       PURPOSE OF THE PLAN

         The purpose of the General Mills, Inc. 1998 Senior Management Stock Plan (the "Plan") is to attract and retain able employees by rewarding employees of General Mills, Inc., its subsidiaries and affiliates (defined as entities in which General Mills, Inc. has a significant equity or other interest) (collectively, the "Company") who are responsible for the growth and sound development of the business of the Company, and to align the interests of employees with those of the stockholders of the Company.


2.       EFFECTIVE DATE AND DURATION OF PLAN

         This Plan shall become effective as of September 28, 1998, subject to the approval of the stockholders of the Company at the Annual Meeting on September 28, 1998. Awards may be made under the Plan until October 1, 2005.


3.       ELIGIBLE PERSONS

         Only persons who are employees of the Company shall be eligible to receive grants of Stock Options (defined below) under the Plan. The Compensation Committee of the Company's Board of Directors (the "Committee") shall administer the Plan, in accordance with Section 12, and shall exercise the power to determine and designate, from time to time, from among the employees, those who will be granted Stock Options under the Plan and become "Participants" in the Plan.


4.       AWARD TYPE

         Under this Plan, the Committee may award Participants options ("Stock Options") to purchase common stock of the Company ($.10 par value) ("Common Stock"). The grant of a Stock Option entitles the Participant to purchase shares of Common Stock at an "Exercise Price" established by the Committee. The Exercise Price for each share of Common Stock issuable under a Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. "Fair Market Value" shall equal the mean of the high and low price of the Common Stock on the New York Stock Exchange on the date of grant.


5.       STOCK OPTION TERM AND TYPE

         Stock Options granted under the Plan may be either Non-Qualified Stock Options governed by Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") or Incentive Stock Options described in Section 422(b) of the Code. The term of any Stock Option granted under the Plan shall be determined by the Committee, provided that the term of a Non-Qualified Stock Option shall not exceed 10 years and one month and the term of an Incentive Stock Option shall not exceed 10 years.


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         The maximum number of shares that may be issued by Incentive Stock
         Options granted under the Plan is 15,000,000.


6.       COMMON STOCK SUBJECT TO THE PLAN

         a) Maximum Shares Available for Delivery. Subject to Section 6(c), the maximum number of shares of Common Stock available for issuance to Participants under the Plan shall be equal to the sum of:

                  (i)      12,600,000;

                  (ii) 2,400,000, being the number of shares of Common Stock still available for grants under the Company's 1993 Stock Option and Long-Term Incentive Plan as of the effective date of this Plan; and

                  (iii) any shares of Common Stock subject to Stock Options granted under any prior stockholder - approved plan of the Company adopted prior to the effective date of this Plan which are forfeited, expire or are cancelled without the delivery of Common Stock.

                  In addition, any Common Stock covered by a Stock Option granted under the Plan, which is forfeited, cancelled or expires in whole or in part shall be deemed not to be delivered for purposes of determining the maximum number of shares of Common Stock available for grants under the Plan.

                  Further, if any Stock Option is exercised by tendering Common Stock, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of the Stock Option under the Plan, only the number of shares of Common Stock issued net of the Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares available for grants under the Plan.

         b) Other Share Limits. The number of shares of Common Stock subject to Stock Options granted under the Plan to any one Participant shall not exceed 5,000,000.

         c) Adjustments for Corporate Transactions. The Committee may determine that a corporate transaction has occurred affecting the Common Stock such that an adjustment or adjustments to outstanding Stock Options is required to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of grant. For this purpose a corporate transaction includes, but is not limited to, any dividend or other distribution (whether in the form of cash, Common Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction. In the event of such a corporate transaction, the Committee may, in such manner as the Committee deems equitable, adjust (i) the number and kind of shares which may


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                  be awarded under the Plan; (ii) the number and kind of shares subject to outstanding Stock Options; and (iii) the exercise price of outstanding Stock Options.

         d) Limits on Distribution. Distribution of shares of Common Stock or other amounts under the Plan shall be subject to the following:

                  (i) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

                  (ii) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

         e) The Committee, in its discretion, may require as a condition to the grant of Stock Options, the deposit of Common Stock owned by the Participant receiving such grant, and the forfeiture of such grants, if such deposit is not made or maintained during the required holding period. Such shares of deposited Common Stock may not be otherwise sold, pledged or disposed of during the applicable holding period or restricted period. The Committee may also determine whether any shares issued upon exercise of a Stock Option shall be restricted in any manner.


7.       EXERCISE OF STOCK OPTIONS

         a) Exercise. Except as provided in Sections 10 and 11 (Change of Control and Termination of Employment), each Stock Option may be exercised only in accordance with the terms and conditions of the Stock Option grant and during the periods as may be established by the Committee, and only after three years of the Participant's continued employment with the Company following the date of the Stock Option grant.

                  A Participant exercising a Stock Option shall give notice to the Company of such exercise and of the number of shares elected to be purchased prior to 4:30 P.M. CST/CDT on the day of exercise, which must be a business day at the executive offices of the Company.

         b) Payment. The Exercise Price shall be paid to the Company at the time of such exercise, subject to any applicable rule or regulation adopted by the Committee:

                  (i) in cash (including check, draft, money order or wire transfer made payable to the order of the Company);

                  (ii) through the tender of shares of Common Stock owned by the Participant (by either actual delivery or attestation); or


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                  (iii)    by a combination of (i) and (ii) above.

                  For determining the amount of the payment, Common Stock delivered pursuant to (ii) or (iii) shall have a value equal to the Fair Market Value of the Common Stock on the date of exercise.

         c) Deferrals. The Committee may permit or require Participants to defer receipt of any Common Stock issuable upon exercise of a Stock Option, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents.


8.       TRANSFERABILITY OF STOCK OPTIONS

         Except as otherwise provided by rules of the Committee, no Stock Options shall be transferable by a Participant otherwise than (i) by the Participant's last will and testament or (ii) by the applicable laws of descent and distribution, and such Stock Options shall be exercised during the Participant's lifetime only by the Participant or his or her guardian or legal representative.


9.       TAXES

         Whenever the Company issues Common Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state or local tax withholding requirements prior to the delivery of such Common Stock, or, in the discretion of the Committee, upon the election of the Participant, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.


10.      CHANGE OF CONTROL

         Each outstanding Stock Option shall become immediately and fully exercisable for a period of one (1) year following the date of the following occurrences, each constituting a "Change of Control":

         a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act), (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) below; and provided, further, that if any Person's beneficial ownership of the


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                  Outstanding Voting Securities reaches or exceeds 20% as a
                  result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Voting Securities; or

         b) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         c) The approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.


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         After such one (1) year period the normal Stock Option exercise provisions of the Plan shall govern. Notwithstanding any other provision of the Plan, but subject to Section 5, in the event a Participant's employment with the Company is terminated within two (2) years of any of the events specified in (a), (b), (c) or (d), all outstanding Stock Options of such Participant at that date of termination shall be exercisable for a period of six (6) months beginning on the date of termination.

         With respect to Stock Option grants outstanding as of the date of any such Change of Control which require the deposit of owned Common Stock as a condition to obtaining rights, the deposit requirement shall be terminated as of the date of the Change of Control and any such deposited stock shall be promptly returned to the Participant.


11.      TERMINATION OF EMPLOYMENT

         a) Resignation or Termination for Cause. If the Participant's employment by the Company is terminated by either

                  (i)      the voluntary resignation of the Participant, or

                  (ii) a Company discharge due to Participant's illegal activities, poor work performance, misconduct or violation of the Company's policies or practices,

                  then Participant's Stock Options shall terminate three months after such termination (but in no event beyond the original full term of the Stock Options) and no Stock Options shall become exercisable after such termination.

         b) Other Termination. If the Participant's employment by the Company terminates for any reason other than specified in Sections 10, 11 (a), (c), (d) or (e), the following rules shall apply:

                  (i) In the event that, at the time of such termination, the sum of the Participant's age and service with the Company equals or exceeds 70, the Participant's outstanding Stock Options shall continue to become exercisable in accordance with the scheduled established at the time of grant. Stock Options shall remain exercisable for the remaining full term of such Stock Options.

                  (ii) In the event that, at the time of such termination, the sum of Participant's age and service with the Company is less than 70, Participant's outstanding unexercisable Stock Options shall become exercisable as of the date of termination, in a pro-rata amount based on the full months of employment completed during the full vesting period from the date of grant to the date of termination with such newly-vested Stock Options and Stock Options exercisable on the date of termination remaining exercisable for the lesser of one year from the date of termination and the original full term of the Stock Option. All


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                           other Stock Options shall be forfeited as of the date
                           of termination. Provided, however, that if the Participant is an executive officer of the Company, the Participant's outstanding Stock Options which, as of the date of termination are not yet exercisable, shall become exercisable effective as of the date of such termination and, with all outstanding Stock Options already exercisable on the date of termination, shall remain exercisable for the lesser of one year following the date of termination and the original full term of the Stock Option.

         c) Death. If a Participant dies while employed by the Company, any Stock Option previously granted under this Plan may be exercised by the person designated in such Participant's last will and testament or, in the absence of such designation, by the Participant's estate, to the full extent that such Stock Option could have been exercised by such Participant immediately prior to death. With respect to outstanding Stock Options which, as of the date of death, are not yet exercisable, any such Stock Option shall vest and become exercisable in a pro-rata amount, based on the full months of employment completed during the full vesting period of the Stock Option from the date of grant to the date of death.

                  With respect to Stock Options which require the deposit of owned Common Stock as a condition to obtaining exercise rights, in the event a Participant dies while employed by the Company, such Stock Options may be exercised as provided in the first paragraph of this Section 11(c) and any owned Common Stock deposited by the Participant pursuant to such grant shall be promptly returned to the person designated in such Participant's last will and testament or, in the absence of such designation, to the Participant's estate, and all requirements regarding deposit by the Participant shall be terminated.

         d) Retirement. The Committee shall determine, at the time of grant, the treatment of the Stock Option upon the retirement of the Participant. Unless other terms are specified in the original Stock Option grant, if the termination of employment is due to a Participant's retirement on or after age 55, the Participant may exercise a Stock Option, subject to the original terms and conditions of the Stock Option.

         e) Spin-offs. If the termination of employment is due to the cessation, transfer, or spin-off of a complete line of business of the Company, the Committee, in its sole discretion, shall determine the treatment of all outstanding Stock Options under the Plan.


12.      ADMINISTRATION OF THE PLAN

         a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in Committee in accordance with this Section 12.

         b) Selection of Committee. The Committee shall be selected by the Board, and shall consist of two or more members of the Board.


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         c)       Powers of Committee. The authority to manage and control the operations and administration of the Plan shall be vested in the Committee, subject to the following:

                  (i) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the eligible Company employees those persons who shall receive Stock Options, to determine the time or times of receipt, to determine the types of grants (including status as Non-Qualified or Incentive Stock Options) and the number of shares covered by the grants, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such grants, and (subject to the restrictions imposed by Section 13) to cancel or suspend grants. In making such determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

                  (ii) The Committee will have the authority and discretion to establish terms and conditions of awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

                  (iii) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

                  (iv) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

         d) Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.


13.      AMENDMENTS OF THE PLAN

         The Committee may from time to time prescribe, amend and rescind rules and regulations relating to the Plan. Subject to the approval of the Board of Directors, where required, the Committee may at any time terminate, amend, or suspend the operation of the Plan, provided that no action shall be taken by the Board of Directors or the Committee without the approval of the stockholders of the Company which would:

                  (i) materially increase the number of shares which may be issued under the Plan;

                  (ii) permit granting of Stock Options at less than Fair Market Value;


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                  (iii)    except as provided in Section 6, permit the repricing
                           of outstanding Stock Options; and

                  (iv) amend the maximum shares set forth in Section 6(b) which may be annually granted as Stock Options to any single Participant.

         No termination, modification, suspension, or amendment of the Plan shall alter or impair the rights of any Participant pursuant to an outstanding Stock Option without the consent of the Participant. There is no obligation for uniformity of treatment of Participants under the Plan.


14.      FOREIGN JURISDICTIONS

         The Committee may adopt, amend, and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of any foreign jurisdiction, to employees of the Company who are subject to such laws and who receive Stock Options under the Plan.


15.      NOTICE

         All notices to the Company regarding the Plan shall be in writing, effective as of actual receipt by the Company, and shall be sent to:

                  General Mills, Inc.
                  Number One General Mills Boulevard
                  Minneapolis, Minnesota 55426
                  Attention: Corporate Compensation



Effective September 28, 1998.
As Amended December 13, 1999.
As Amended July 1, 2000.


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